Exhibit 99.1

Intellinetics, Inc. Reports Second Quarter and Six Month Results

Stabilizing Cash

COLUMBUS, OH – (August 14, 2020) – Intellinetics, Inc. (OTCQB: INLX), a cloud-based document solutions provider, announced financial results for the three and six months ended June 30, 2020.

2020 Second Quarter Financial Highlights

●	Total Revenue increased 187% from the same period in 2019.
●	Software as a Service Revenue increased 8% from the same period in 2019.
●	Net Loss of $282,356 decreased from the same period in 2019.
●	Adjusted EBITDA of $103,974, an improvement of $267,694 compared to an adjusted EBITDA loss of $163,720 from the same period in 2019.

2020 Six Month Financial Highlights

●	Total Revenue increased 164% from the same period in 2019.
●	Software as a Service Revenue increased 11% from the same period in 2019.
●	Net Loss of $928,567 decreased from the same period in 2019.
●	Adjusted EBITDA of $384,264, an improvement of $839,158 compared to an adjusted EBITDA loss of $454,894 from the same period in 2019.

Summary – 2020 Second Quarter Results

Revenues for the three months ended June 30, 2020 were $1,836,182 as compared with $640,608 for the same period in 2019. The increase in our professional services and storage and retrieval services revenues is primarily due to the addition of revenues from our subsidiary, Graphic Sciences, Inc., acquired March 2, 2020, and the increase in software maintenance services is primarily due to the addition of revenues from the acquisition of the assets of CEO Imaging Systems, Inc. on April 24, 2020. Intellinetics reported a net loss of $282,356 and $473,662 for the three months ended June 30, 2020 and 2019, respectively, representing a decrease in net loss of $191,306. The decreased net loss was primarily the result of improved operating results as well as lower interest expense, although those improved results were offset to some extent by transaction costs of $175,673 related to our recent acquisitions. Net loss per share for the three months ended June 30, 2020 and 2019 was ($0.10) and ($1.28), respectively.

Summary – 2020 Six Month Results

Revenues for the six months ended June 30, 2020 were $3,049,846 as compared with $1,155,993 for the same period in 2019. The increase in our professional services and storage and retrieval services revenues is primarily due to the addition of revenues from our recently-acquired subsidiary, Graphic Sciences, Inc., and the increase in software maintenance services is primarily due to the addition of revenues from the acquisition of the assets of CEO Imaging Systems, Inc. Intellinetics reported a net loss of $928,567 and $1,143,515 for the six months ended June 30, 2020 and 2019, respectively, representing a decrease in net loss of $214,948. The decreased net loss was primarily the result of a gain on extinguishment of debt of $287,426, income tax benefit of $188,300, and improved operating income contribution, offset by acquisition-related transaction costs of $636,440. Net loss per share for the six months ended June 30, 2020 and 2019 was ($0.46) and ($3.09), respectively.

2020 Highlights

●	Positive adjusted EBITDA for three and six months ended June 30, 2020.
●	Integration of acquisitions of Graphic Sciences (March 2, 2020) and CEO Imaging Systems, Inc. (April 24, 2020) progressing at or ahead of schedule despite pandemic challenges.
●	Maintaining benefits for employees furloughed due to state stay-at-home orders, supported by increased revenue and stronger operating results of the consolidated entity, as well as management salary reductions and other cost savings measures.

James F. DeSocio, President & CEO of Intellinetics, stated, “I was pleased to see how fast our operations in Michigan could return to full steam after the stay-at-home order was lifted. We were able to ramp up quickly by continuing benefits for furloughed employees and offering all of them their roles back when the state lifted the stay order, and the majority of our experienced employees came back to work. This team then augmented their resilience and tenacity with creative solutions to ensure our customers and employees remain safe and still get our work done in timely fashion. For example, work that was previously not possible to do remotely has been modified so that certain elements can now be processed from home.

“Similarly, our new employees from CEO Imaging Systems, Inc. have hit the ground running. They have continued to serve their existing customers, while learning our IntelliCloudTM flagship product and supporting cross training on their own CEO Image ExecutiveTM solutions. Meanwhile, all teams have worked tirelessly to ensure that communication channels remain open and have kept integration distractions to a minimum. Further, these accomplishments occurred with virtually no travel due to the ongoing pandemic.

“I am most enthusiastic about our synergies with the consolidated entity and the opportunities to bring new conversations to our customers. We hit a very important milestone in 2020 by achieving positive Adjusted EBITDA, and I’m proud of the team for their incredible efforts. Our goal is to have continued positive Adjusted EBITDA for the remainder of 2020. With the foundation set in the second quarter, including delivering above-expected sales, my optimism is growing for our future sales prospects and our ability to generate cash. Our second quarter results were impacted by COVID-19, but based on our current plans and estimates, we anticipate that our revenues for each of the third and fourth quarters of 2020 will surpass our second quarter results.”

Conference Call

Intellinetics is holding a conference call to discuss these results on Friday, August 14, 2020, at 9:30 a.m. Eastern Time. The conference call can be accessed by dialing + 19292056099 and providing passcode 85468060721#. If you are unable to participate during the live call, a replay of the conference call will be available approximately two hours after the completion of the call through August 31, 2020. To listen to the replay, the call will be archived on the company’s website at https://www.intellinetics.com/company-news/.

About Intellinetics, Inc.

Intellinetics, Inc., located in Columbus, Ohio, is a cloud-based document services software provider. Its IntelliCloud™ suite of solutions serve a mission-critical role for organizations in highly regulated, risk and compliance-intensive markets in Healthcare, K-12, Public Safety, Public Sector, Risk Management, Financial Services and beyond. IntelliCloud solutions make content secure, compliant, and process-ready to drive innovation, efficiencies and growth. Through its Image Technology Group and production scanning department, hundreds of millions of images have been converted from paper to digital, paper to microfilm, and microfiche to microfilm for business and federal, county, and municipal governments. Its operations in Madison Heights, Michigan, also provides its clients with long-term paper and microfilm storage and retrieval options. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and growth, new revenues, cash flow and other synergies associated with our recent acquisition of Graphic Sciences and CEO Imaging and the success of our integration efforts, our other product and service offerings and partnerships mentioned in this release, and in any other industry, market, initiative, service or innovation; cross-selling opportunities Intellinetics’ future revenues, revenue consistency, growth and long-term value, including trends in revenue growth and mix; growth of software as a service, professional services, and maintenance revenue; market penetration; execution of Intellinetics’ business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, the impact of COVID-19 and related governmental actions and orders on customers, suppliers, employees and the economy and our industry, Intellinetics’ ability to execute on its business plan and strategy, customary risks attendant to acquisitions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com

Non-GAAP Financial Measure

Intellinetics uses non-GAAP Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP).

A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Loss, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, stock-based compensation, note conversion and note or equity offer warrant or stock expense, gain or loss on debt extinguishment, and significant transaction costs.

Reconciliation of Net Loss to Adjusted EBITDA

	For the Three Months Ended June 30,
	2020	2019
Net loss - GAAP	$(282,356)	$(473,662)
Significant transaction costs	175,673	-
Interest expense, net	116,796	239,347
Depreciation and amortization	86,751	2,099
Stock-based compensation	7,110	68,496
Adjusted EBITDA	$103,974	$(163,720)

	For the Six Months Ended June 30,
	2020	2019
Net loss - GAAP	$(928,567)	$(1,143,515)
Significant transaction costs	636,440	-
Interest expense, net	583,331	472,494
Income tax benefit, net	(188,300)	-
Depreciation and amortization	114,842	4,007
Stock-based compensation	76,183	212,120
Stock and warrant issue expense	377,761	-
Gain on extinguishment of debt	(287,426)	-
Adjusted EBITDA	$384,264	$(454,894)

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019

Revenues:
Sale of software	$9,674	$7,102	$103,774	$8,852
Software as a service	248,693	229,982	474,687	429,165
Software maintenance services	314,111	252,713	575,354	505,349
Professional services	1,045,679	150,811	1,605,709	212,627
Storage and retrieval services	218,025	-	290,322	-
Total revenues	1,836,182	640,608	3,049,846	1,155,993

Cost of revenues:
Sale of software	5,357	1,164	43,659	3,010
Software as a service	71,281	60,579	143,796	128,268
Software maintenance services	31,569	20,541	78,085	49,919
Professional services	514,036	47,820	811,132	91,372
Storage and retrieval services	42,546	-	56,537	-
Total cost of revenues	664,789	130,104	1,133,209	272,569

Gross profit	1,171,393	510,504	1,916,637	883,424

Operating expenses:
General and administrative	844,657	521,057	1,688,860	1,060,018
Significant transaction costs	175,673	-	636,440	-
Sales and marketing	229,873	221,663	473,562	490,420
Depreciation and amortization	86,750	2,099	114,842	4,007

Total operating expenses	1,336,953	744,819	2,913,704	1,554,445

Loss from operations	(165,560)	(234,315)	(997,067)	(671,021)

Other income (expense)
Gain on extinguishment of debt	-	-	287,426	-
Income tax benefit	-	-	188,300	-
Interest expense, net	(116,796)	(239,347)	(407,226)	(472,494)

Total other income (expense)	(116,796)	(239,347)	68,500	(472,494)

Net loss	$(282,356)	$(473,662)	$(928,567)	$(1,143,515)

Basic and diluted net loss per share:	$(0.10)	$(1.28)	$(0.46)	$(3.09)

Weighted average number of common shares outstanding - basic and diluted	2,810,865	370,497	1,998,356	370,055

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Balance Sheets

	(Unaudited)
	June 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash	$1,876,816	$404,165
Accounts receivable, net	602,729	329,571
Accounts receivable, unbilled	450,240	23,371
Parts and supplies, net	87,904	4,184
Prepaid expenses and other current assets	234,811	110,841
Total current assets	3,252,500	872,132

Property and equipment, net	717,681	6,919
Right of use assets	2,822,567	97,239
Intangible assets, net	1,293,208	-
Goodwill	2,319,676	-
Other assets	18,784	10,284
Total assets	$10,424,416	$986,574

LIABILITIES AND STOCKHOLDERS’ EQUITY(DEFICIT)

Current liabilities:
Accounts payable	$253,842	$160,911
Accrued compensation	243,444	70,027
Accrued expenses, other	295,728	140,079
Lease liabilities - current	496,264	47,397
Deferred revenues	911,798	754,073
Deferred compensation	100,828	117,166
Earnout liabilities - current	287,390	-
Accrued interest payable - current	2,236	1,212,498
Notes payable - current	542,756	3,339,963
Notes payable - related party - current	-	1,467,400
Total current liabilities	3,134,286	7,309,514

Long-term liabilities:
Notes payable	1,904,863	-
Lease liabilities - net of current portion	2,397,878	53,318
Earnout liabilities - net of current portion	601,810	-
Total long-term liabilities	4,904,551	53,318
Total liabilities	8,038,837	7,362,832

Stockholders’ equity (deficit):
Common stock, $0.001 par value, 25,000,000 shares authorized; 2,810,840 and 370,497 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	2,811	371
Additional paid-in capital	24,107,401	14,419,437
Accumulated deficit	(21,724,633)	20,796,066)
Total stockholders’ equity (deficit)	2,385,579	(6,376,258)
Total liabilities and stockholders’ equity (deficit)	$10,424,416	$986,574

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended June 30,
	2020	2019

Cash flows from operating activities:
Net loss	$(928,567)	$(1,143,515)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	114,842	4,007
Bad debt expense	44,705	4,121
Loss on disposal of fixed assets	0	-
Parts and supplies reserve	6,000	-
Amortization of deferred financing costs	65,222	91,925
Amortization of beneficial conversion option	11,786	35,360
Amortization of debt discount	35,555	-
Amortization of right of use asset	160,290	20,655
Stock issued for services	57,500	87,500
Stock options compensation	18,683	124,620
Note conversion stock issue expense	141,000	-
Warrant issue expense	236,761	-
Interest on converted debt	176,105	-
Gain on extinguishment of debt	(287,426)	-
Amortization of original issue discount on notes	18,296	-
Changes in operating assets and liabilities:
Accounts receivable	804,874	(42,280)
Accounts receivable, unbilled	(150,846)	19,812
Parts and supplies, net	1,676	1,533
Prepaid expenses and other current assets	(53,400)	(2,421)
Right of use assets	0	(138,549)
Accounts payable and accrued expenses	(399,261)	(16,048)
Lease liabilities, current and long-term	(154,257)	122,238
Deferred compensation	(16,338)	(24,000)
Accrued interest, current and long-term	2,236	342,567
Deferred interest expense	0	-
Deferred revenues	(37,723)	(135,649)
Total adjustments	796,280	495,391
Net cash provided by/(used in) operating activities	(132,287)	(648,124)

Cash flows from investing activities:
Cash paid to acquire business, net of cash acquired	(4,017,816)	-
Purchases of property and equipment	(21,927)	(5,489)
Net cash used in investing activities	(4,039,743)	(5,489)

Cash flows from financing activities:
Proceeds from issuance of common stock	3,167,500	-
Offering costs paid on issuance of common stock	(307,867)	-
Payment of deferred financing costs	(175,924)	-
Proceeds from notes payable	3,008,700	-
Repayment of notes payable - related parties	(47,728)	(22,793)
Net cash provided by/(used in) financing activities	5,644,681	(22,793)

Net increase (decrease) in cash	1,472,651	(676,406)
Cash - beginning of period	404,165	1,088,630
Cash - end of period	$1,876,816	$412,224

Supplemental disclosure of cash flow information:
Cash paid during the period for interest and taxes	$85,949	$4,405

Supplemental disclosure of non-cash financing activities:
Accrued interest notes payable converted to equity	$796,074	$-
Accrued interest notes payable related parties converted to equity	238,883	-
Discount on notes payable for beneficial conversion feature	320,000	-
Discount on notes payable for warrants	135,292	-
Notes payable converted to equity	3,421,063	-
Notes payable converted to equity - related parties	1,465,515	-

Supplemental disclosure of non-cash investing activities relating to business acquisitions:
Cash	$17,269	$-
Accounts receivable	1,122,737	-
Accounts receivable, unbilled	266,403	-
Parts and supplies	91,396	-
Prepaid expenses	73,116	-
Other current assets	5,954	-
Right of use assets	2,885,618	-
Property and equipment	735,885	-
Intangible assets	1,361,000	-
Accounts payable	(169,289)	-
Accrued expenses	(163,168)	-
Lease liabilities	(2,947,684)	-
Federal and state taxes payable	(168,900)	-
Deferred revenues	(195,448)	-
Deferred tax liabilities, net	(149,900)	-
Net assets acquired in acquisition	2,774,609	-
Total goodwill acquired in acquisition	2,319,676	-
Total purchase price of acquisition	5,094,285	-
Purchase price of business acquisition financed with earnout liabilities	(889,200)	-
Purchase price of business acquisition financed with installment payments	(170,000)	-
Cash used in business acquisition	$4,035,085	$-